UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2006

Hampden Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2006, Glenn S. Welch, age 44, was promoted to Executive Vice President of Hampden Bancorp, Inc. (the “Company”) and Hampden Bank (the “Bank”).  In conjunction with this promotion, Mr. Welch will oversee all of the lending and retail banking functions of the Company and the Bank.  His base salary was increased to $160,000, effective November 1, 2006.

Mr. Welch has been employed by the Company as Senior Vice President and Division Executive of Business Banking since its formation as a holding company for the Bank in August 2006.  He has been employed by the Bank since April 1998, serving as Senior Vice President and Division Executive of Business Banking since June 2002 and previously serving as Vice President of Commercial Loans from April 1998 to June 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date: December 1, 2006	By:	/s/ Robert A. Massey

Robert A. Massey
Senior Vice President and Treasurer
(principal accounting and financial officer)